INCOME FUND
EIGHT B L.P.
PORTFOLIO OVERVIEW

1ST QUARTER

2006

ICON Income Fund Eight B L.P.
- 1st Quarter 2006 Portfolio Overview -

Dear Partner of ICON Income Fund Eight B L.P.:
       ICON Income Fund Eight B L.P. (“Eight B”) raised $75,000,000 commencing with its initial offering on May 24, 2000 through the closing of the offering on October 17, 2001. As of March 31, 2006, Eight B had 741,780 partnership units outstanding. During the reporting period, Eight B continued to function in its “Reinvestment Period” and no additional partners were admitted.
       During the Reinvestment Period, Eight B seeks to purchase additional equipment subject to lease, which equipment is comprised of two lease categories: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where the fund retains the rental cash flows. While income leases produce monthly cash flow, growth leases permit Eight B to retain an interest in the future value of the equipment on a leveraged equity basis. Eight B’s General Partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight B’s initial cash investment.
       Cash generated from these investments has facilitated Eight B’s distributions to investors and over time is expected to permit acquisition of additional equipment, also referred to as “reinvestment.” Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to investors.
       Eight B’s Reinvestment Period is anticipated to continue until October 2006 - a period of five years from the closing of the offering - unless extended. Following its Reinvestment Period, Eight B will enter its “Liquidation Period,” in which it will dispose of its investments in the ordinary course of business.
News covering the reporting period
• Cathay Pacific Airways Limited (“Cathay”) announced that it has further expanded its world cargo network with a new twice weekly freighter service linking Hong Kong to the fast-growing Indian cities of Mumbai (Bombay) and, for the first time, Chennai (Madras). It will also be the airline’s first direct freighter service from India to Hong Kong. (Source: Cathay press release, dated March 29, 2006)

• FedEx Corp. (“FedEx”) announced results for its third fiscal quarter ended February 28, 2006. Total combined average daily package volume at FedEx Ground and FedEx Express grew 4% year over year for the quarter, led by improved ground and international express package growth. (Source: FedEx press release, dated March 22, 2006)

Neither Eight B nor the General Partner accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period.”
Portfolio Overview
Eight B has invested both directly and indirectly through joint ventures with its affiliates. Presently, Eight B’s portfolio consists primarily of:
Income leases
• Office fixtures, furniture and telephone systems subject to a finance lease with Regus Business Centre Corp. (“Regus”). Eight B purchased the equipment for approximately $5.3 million in cash. In March 2003, the lease was restructured as part of a bankruptcy settlement. The lease was extended for an additional 48 months at a reduced rental rate through July 2007.
• Five aircraft engine modules on lease to TWA, LLC, a subsidiary of American Airlines, though May 2008. This investment was originally a growth lease. The aggregate purchase price was $5,950,000, the cash portion of which was $4,038,790. All debt was prepaid in November 2003.
• A 74.87% interest in ICON SPK 2023-A, LLC (“SPK”), a joint venture with ICON Income Fund Nine, LLC. SPK holds a portfolio of 13 active leases consisting of various material handling, telecommunications and computer equipment with various expiration dates through April 2008.
Growth leases
• Two McDonnell Douglas DC-10-30 aircraft (N317FE and N319FE) on lease to FedEx. Eight B owns a 15% and a 90% interest in each aircraft, respectively. The interests in the aircraft were purchased for $28,352,619, of which $3,218,908 was cash. Both leases expire on March 31, 2007.

• A 97.73% interest in ICON Cheyenne, LLC (“ICON Cheyenne”). ICON Cheyenne holds a portfolio of leases consisting primarily of material handling and manufacturing equipment. As of March 31, 2006, 16 of the original 119 leases were in effect. The last of these leases is scheduled to expire in September 2007. Eight B purchased its interest in the portfolio for approximately $29,706,000, of which approximately $11,400,000 was paid in cash.
• Two Airbus A340-313Xs (B-HXM and B-HXN) on lease to Cathay. Eight B owns a 100% interest and a 50% interest in each aircraft, respectively. The combined purchase price of the interests in both aircraft was approximately $114,592,000, of which approximately $6,375,000 was paid in cash. The original lease on the first aircraft (B-HXM) was due to expire on March 14, 2006 and has been extended until October 1, 2011. The original lease on the second aircraft (B-HXN) was due to expire on March 27, 2006 and has been extended until July 1, 2011. In connection with both lease extensions, Eight B refinanced approximately $78,300,000 of non-recourse debt that was incurred when Eight B originally acquired its interests in the aircraft.

• 128 photo development labs on lease to Kmart Corporation (“K-Mart”). This equipment is subject to four separate leases, the last of which expires in January 2007. Eight B acquired the labs for approximately $18,234,000, comprised of approximately $682,000 in cash and approximately $17,552,000 of non-recourse debt.
10% Status Report
       As of the end of the reporting period, the two Cathay aircraft and FedEx N319FE aircraft were the only three assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s asset portfolio. Each aircraft is scheduled to remain on lease during the next quarter. As of March 31, 2006, FedEx had two semi-annual payments remaining. The aircraft is scheduled to remain on lease until its expiration in March 2007. The FedEx N319FE aircraft was manufactured in 1980 and to the best of the General Partner’s knowledge, the aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.
       At March 31, 2006, the two Cathay aircraft (B-HXM and B-HXN) had 66 and 63 monthly payments remaining, respectively. Both Cathay aircraft were manufactured in 1996, and to the best of the General Partner’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.
Distribution Analysis
       During the reporting period, Eight B continued to make monthly distributions at a rate of 8% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Eight B has made seventy monthly distributions its limited partners. During the first quarter 2006, Eight B paid to its limited partners $1,485,662 in cash distributions. As of March 31, 2006, a $10,000 investment made at the initial closing would have received $5,453 in cumulative distributions representing a return of approximately 54% of such initial investment.
Fund Summary

Offering Period	5/24/2000-10/17/2001
Size of offering	$75,000,000
Original No. of Investors	2,832
Estimated start of Fund liquidation	10/17/2006
Outlook and Overview
       The ICON Cheyenne and SPK portfolios have continued to comprise the majority of maturing leases. Leases from both portfolios will continue to expire throughout 2006. With the exception of the ICON Cheyenne and SPK portfolios, the K-Mart leases are the next leases scheduled to expire beginning in June 2006.
       As of March 31, 2006, Eight B had $840,218 in cash and cash equivalents on hand. Substantially all of Eight B’s cash flows are derived from income leases. On a monthly basis, Eight B deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets
ASSETS

	(Unaudited)
	March 31,	December 31,
	2006	2005

Cash and cash equivalents	$840,218	$848,665

Investments in finance leases:

Minimum rents receivable	1,484,097	2,486,536
Estimated unguaranteed residual values	677,390	677,390
Initial direct costs, net	3,687	8,347
Unearned income	(67,758)	(132,337)

Net investments in finance leases	2,097,416	3,039,936

Investments in operating leases:

Equipment, at cost	117,165,815	118,154,977
Accumulated depreciation	(42,840,892)	(41,174,571)

Net investments in operating leases	74,324,923	76,980,406

Investments in joint ventures	4,799,127	5,002,985
Due from General Partner and affiliates	88,070	92,836
Investment in option, at cost	2,100,000	2,100,000
Other assets, net	3,127,601	3,895,419

Total assets	$87,377,355	$91,960,247

LIABILITIES AND PARTNERS’ EQUITY

Notes payable - non-recourse	$58,750,882	$63,746,059
Notes payable - recourse	1,145,000	-
Due to General Partner and affiliates	77,662	-
Deferred rental income	1,213,917	497,303
Equipment sales advances	77,016	-
Security deposits and other liabilities	1,267,760	426,263
Minority interest	298,482	353,481

Total liabilities	62,830,719	65,023,106

Commitments and contingencies

Partners’ equity:

General Partner	(403,943)	(380,487)
Limited Partners: 741,780 and 742,830 units outstanding, $100 per unit original issue price	24,950,579	27,317,628

Total partners’ equity	24,546,636	26,937,141

Total liabilities and partners’ equity	$87,377,355	$91,960,247

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
Three Months Ended March 31,
(Unaudited)

	2006	2005

Revenue:

Rental income	$4,144,363	$5,138,607
Finance income	64,578	198,528
Net loss on sales of equipment	(20,679)	(177,729)
(Loss) income from investments in joint ventures	(203,859)	139,396
Net gain on sale of investment in unguaranteed residual values	-	315,426
Interest and other income	68,316	-

Total revenue	4,052,719	5,614,228

Expenses:

Depreciation and amortization	2,460,715	3,425,174
Interest	853,747	1,150,722
Maintenance expense	875,000	-
Management fees - General Partner	355,297	511,695
Administrative expense reimbursements - General Partner	134,879	221,473
General and administrative	192,628	502,273
Minority interest	25,384	33,244

Total expenses	4,897,650	5,844,581

Net loss	$(844,931)	$(230,353)

Net loss allocable to:

Limited Partners	$(836,482)	$(228,049)
General Partners	(8,449)	(2,304)

	$(844,931)	$(230,353)

Weighted average number of limited partnership units outstanding	742,142	743,279

Net loss per weighted average limited partnership unit	$(1.13)	$(0.31)

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners’ Equity
Three Months Ended March 31, 2006
(Unaudited)

	Limited Partner			Total
	Units	Limited	General	Partners’
	Outstanding	Partners	Partner	Equity

Balance, January 1, 2006	742,830	$27,317,628	$(380,487)	$26,937,141
Cash distributions to partners	-	(1,485,662)	(15,007)	(1,500,669)
Limited partnership units redeemed	(1,050)	(44,905)	-	(44,905)
Net loss	-	(836,482)	(8,449)	(844,931)

Balance, March 31, 2006	741,780	$24,950,579	$(403,943)	$24,546,636

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31,
(Unaudited)
Increase (decrease) in cash and cash equivalents

	2006	2005

Cash flows from operating activities:
Net loss	$(844,931)	$(230,353)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Rental income paid directly to lenders by lessees	(3,649,133)	(4,491,678)
Finance income paid directly to lenders by lessees	(64,579)	(151,950)
Net loss on sales of equipment	20,679	177,729
Loss (income) from investments in joint ventures	203,859	(139,396)
Net gain from sale of investment in unguaranteed residual values	-	(315,426)
Depreciation and amortization	2,460,715	3,425,174
Interest expense on non-recourse financing paid directly to lenders by lessees	668,870	1,059,817
Minority interest	25,384	33,244
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	230,704	148,209
Due from/to General Partner and affiliates	82,428	-
Other assets	76,267	(30,389)
Deferred rental income	(69,529)	28,643
Security deposits and other liabilities	1,078,567	75,273

Net cash provided by (used in) operating activities	219,301	(411,103)

Cash flows from investing activities:
Proceeds from sales of equipment and sales advances	253,209	169,060
Loans and advances to affiliates	-	(672,992)
Distributions to minority interest in joint venture	(80,383)	(83,565)
Proceeds from sale of investment in unguaranteed residual values	—	315,426

Net cash provided by (used in) investing activities	172,826	(272,071)

Cash flows from financing activities:
Cash distributions to partners	(1,500,669)	(1,501,577)
Proceeds from recourse borrowings	1,145,000	1,895,000
Cash paid for redemption of limited partnership units	(44,905)	-

Net cash (used in) provided by financing activities	(400,574)	393,423

Net decrease in cash and cash equivalents	(8,447)	(289,751)
Cash and cash equivalents, beginning of the period	848,665	1,249,480

Cash and cash equivalents, end of the period	$840,218	$959,729

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,691	$90,905

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$5,713,761	$8,368,668

Joint venture interests acquired from affiliate in exchange for amounts owed	$-	$672,992

Escrow utilized to pay down non-recourse debt	$281,868	$-

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Transactions with Related Parties
       In accordance with the terms of the Management Agreement, Eight B pays the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Eight B or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of the transactions. In addition, the General Partner is reimbursed for administrative expenses incurred by it in connection with Eight B’s operations.
       Administrative expense reimbursements are costs incurred by the General Partner and necessary to Eight B’s operations. These costs include the General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Eight B based upon the percentage of time such personnel dedicate to Eight B. Excluded are salary and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.
       Fees and other expenses charged to operations by Eight B and paid to the General Partner or its affiliates for the three months ended March 31, 2006 and 2005, respectively, were as follows:

	2006	2005

Management fees	$355,297	$511,695
Administrative expense reimbursements*	134,879	221,473

	$490,176	$733,168

*	Limited Partners may obtain a summary of such expenses upon request.
Conclusion
Your participation in Eight B is greatly appreciated and we look forward to sharing future successes.
Sincerely,
ICON Capital Corp., General Partner

Beaufort J.B. Clarke Chief Executive Officer and Chairman	Thomas W. Martin Chief Operating Officer

Additional Required Disclosure
To fulfill our promises to you we are required to make the following disclosures when applicable:
A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconsecurities.com

or

•	Visiting www.sec.gov

or

•	Writing us at: PO Box 192706, San Francisco, CA 94119-2706
We do not distribute these reports to you directly in order to keep Eight B’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.